As filed with the Securities and Exchange Commission on May 3, 2013
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
HEICO Corporation
(Exact name of registrant as specified in its charter)
Florida
(State or other jurisdiction of incorporation or organization)
65-0341002
 (IRS Employer Identification No.)
3000 Taft Street
Hollywood, Florida 33021
(954) 987-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Carlos L. Macau, Jr.
Executive Vice President and Chief Financial Officer
HEICO Corporation
3000 Taft Street
Hollywood, Florida 33021
Phone: (954) 987-4000 Fax: (954) 987-8228
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Jonathan L. Awner, Esq.
Akerman Senterfitt
One Southeast Third Avenue, 25th Floor
Miami, Florida 33131
Phone: (305) 374-5600 Fax: (305) 374-5095
Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per unit (3)	Proposed maximum aggregate offering price	Amount of registration fee (4)

Common Stock, par value $.01 per share
Class A Common Stock, par value $.01 per share
Preferred Stock, par value $.01 per share
Debt Securities
Depositary Shares
Warrants
Units
Subtotal
Secondary Offering of Common Stock by Selling Shareholders
Secondary Offering of Class A Common Stock by Selling Shareholders
Total

(1)
This Registration Statement also covers Common Stock, Class A Common Stock, preferred stock, debt securities, depositary shares, warrants and units which may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder.

(2)	An indeterminate number of Common Stock, Class A Common Stock, preferred stock, debt securities, depositary shares, warrants and units are being registered.
There also is being registered hereunder an indeterminate number of rights to purchase one one-hundredth of a share of our Series B Junior Participating Preferred Stock, par value $.01 per share, which attach to each share of Common Stock pursuant to the Rights Agreement described in the prospectus contained in this Registration Statement. There also is being registered hereunder an indeterminate number of rights to purchase one one-hundredth of a share of our Series C Junior Participating Preferred Stock, par value $.01 per share, which attach to each share of Class A Common Stock pursuant to the Rights Agreement described in the prospectus contained in this Registration Statement. These rights will be issued for no additional consideration because the value attributable to the rights, if any, is reflected in the value of the Common Stock and Class A Common Stock. Accordingly, no additional registration fee is payable.

(3)
The proposed maximum offering price per unit (a) has been omitted pursuant to Instruction II.E of Form S-3 and (b) will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(4)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all of the registration fee.

PROSPECTUS
Common Stock
Class A Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Units
----------
HEICO Corporation may offer Common Stock, Class A Common Stock, preferred stock, debt securities, depositary shares, warrants and units from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. In addition, the selling shareholders listed on the selling shareholder table included in this prospectus may offer Common Stock and Class A Common Stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. We will not receive any proceeds from sales of common shares by the selling shareholders.
This prospectus describes the general terms of these securities and the general manner in which we and the selling shareholders will offer the securities. The specific terms of any securities we or the selling shareholders offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we and the selling shareholders will offer the securities. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
Our Common Stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “HEI.” The last reported sale price of our Common Stock on May 2, 2013, was $43.11 per share. Our Class A Common Stock is traded on the NYSE under the symbol “HEI.A.” The last reported sale price of our Class A Common Stock on May 2, 2013 was $34.75 per share. We will make application to list any shares of Common Stock or Class A Common Stock sold pursuant to a supplement to this prospectus on the NYSE. We have not determined whether we will list any of the other securities we may offer on any exchange or over-the-counter market. If we decide to seek the listing of any securities, the supplement will disclose the exchange or market.
Investing in these securities involves risks.  You should carefully consider the risks described under the “Risk Factors” section of this prospectus beginning on page 7, our filings with the Securities and Exchange Commission (“SEC”) and any applicable prospectus supplement.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.
May 3, 2013

 TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	3
FORWARD-LOOKING STATEMENTS	3
PROSPECTUS SUMMARY	4
SELECTED FINANCIAL DATA	6
RATIO OF EARNINGS TO FIXED CHARGES	6
RISK FACTORS	7
USE OF PROCEEDS	12
DIVIDEND POLICY	13
PRICE RANGE OF COMMON STOCK AND CLASS A COMMON STOCK AND DIVIDENDS	14
SELLING SHAREHOLDERS	15
DESCRIPTION OF OUR CAPITAL STOCK	17
DESCRIPTION OF DEBT SECURITIES	19
DESCRIPTION OF DEPOSITARY SHARES	27
DESCRIPTION OF WARRANTS	30
DESCRIPTION OF UNITS	33
PLAN OF DISTRIBUTION	35
GENERAL INFORMATION	36
LEGAL MATTERS	37
EXPERTS	37
WHERE YOU CAN FIND ADDITIONAL INFORMATION	37
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	38
INFORMATION NOT REQUIRED IN PROSPECTUS	II-1

----------

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement.  Neither we nor the selling shareholders have authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  Neither we nor the selling shareholders are making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted.  You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.  Our business, financial condition, results of operations and prospects may have changed since these dates.

ABOUT THIS PROSPECTUS
This prospectus is part of a Registration Statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of securities described in this prospectus in one or more offerings. In addition, the selling shareholders listed on the table included in this prospectus may offer Common Stock and Class A Common Stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. This prospectus provides you with a general description of the securities we and the selling shareholders may offer. Each time we or the selling shareholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described below under the heading “Where You Can Find Additional Information.”
When used in this prospectus and any prospectus supplement, the terms “HEICO,” “we,” “our,” and “us” refer to HEICO Corporation and its subsidiaries. The following summary contains basic information about us. It likely does not contain all the information that is important to you. We encourage you to read this entire prospectus, any prospectus supplement and the documents to which we have referred you to before you choose to invest in these securities.
FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained herein that are not clearly historical in nature may be forward-looking and the words “anticipate,” “believe,” “expect,” “estimate” and similar expressions are generally intended to identify forward-looking statements. Any forward-looking statements contained herein, in press releases, written statements or other documents filed with the Securities and Exchange Commission or in communications and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, concerning our operations, economic performance and financial condition are subject to risks, uncertainties and contingencies. We have based these forward-looking statements on our current expectations and projections about future events. All forward-looking statements involve risks and uncertainties, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Also, forward-looking statements are based upon management’s estimates of fair values and of future costs, using currently available information. Therefore, actual results may differ materially from those expressed or implied in those statements. Factors that could cause such differences include:

•	Lower demand for commercial air travel or airline fleet changes or airline purchasing decisions, which could cause lower demand for our goods and services;

•	Product development or product specification costs and requirements, which could cause an increase to our costs to complete contracts;

•
Governmental and regulatory demands, export policies and restrictions, reductions in defense, space or homeland security spending by U.S. and/or foreign customers or competition from existing and new competitors, which could reduce our sales;

•	Our ability to introduce new products and product pricing levels, which could reduce our sales or sales growth;

•	Product development difficulties, which could increase our product development costs and delay sales;

•
Our ability to make acquisitions and achieve operating synergies from acquired businesses, customer credit risk, interest and income tax rates and economic conditions within and outside of the aviation, defense, space, medical, telecommunications and electronics industries, which could negatively impact our costs and revenues; and

•	Defense budget cuts, which could reduce our defense-related revenue.
We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.
PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus or the documents incorporated by reference herein. It is not complete and may not contain all of the information that you should consider before investing in these securities. You should carefully read the entire prospectus, including the “Risk Factors” section, the documents incorporated by reference into this prospectus, and any prospectus supplement.
HEICO Corporation
HEICO Corporation through its subsidiaries (collectively, “HEICO,” “we,” “us,” “our” or the “Company”) believes it is the world’s largest manufacturer of Federal Aviation Administration (“FAA”)-approved jet engine and aircraft component replacement parts, other than the original equipment manufacturers (“OEMs”) and their subcontractors.  HEICO also believes it is a leading manufacturer of various types of electronic equipment for the aviation, defense, space, industrial, medical, telecommunications and electronics industries.
Our business is comprised of two operating segments:
The Flight Support Group. Our Flight Support Group, consisting of HEICO Aerospace Holdings Corp. (“HEICO Aerospace”) and HEICO Flight Support Corp. and their collective subsidiaries, accounted for 63%, 70% and 67% of our net sales in fiscal 2012, 2011 and 2010, respectively.  The Flight Support Group uses proprietary technology to design and manufacture jet engine and aircraft component replacement parts for sale at lower prices than those manufactured by OEMs.  These parts are approved by the FAA and are the functional equivalent of parts sold by OEMs.  In addition, the Flight Support Group repairs, overhauls and distributes jet engine and aircraft components, avionics and instruments for domestic and foreign commercial air carriers and aircraft repair companies as well as military and business aircraft operators; and manufactures thermal insulation products and other component parts primarily for aerospace, defense, industrial and commercial applications.
The Electronic Technologies Group. Our Electronic Technologies Group, consisting of HEICO Electronic Technologies Corp. and its subsidiaries, accounted for 37%, 30% and 33% of our net sales in fiscal 2012, 2011 and 2010, respectively.  Through our Electronic Technologies Group, which derived approximately 51%, 56% and 57% of its sales in fiscal 2012, 2011 and 2010, respectively, from the sale of products and services to U.S. and foreign satellite and spacecraft manufacturers, military agencies and prime defense contractors, we design, manufacture and sell various types of electronic, microwave and electro-optical products, including infrared simulation and test equipment, laser rangefinder receivers, electrical power supplies, back-up power supplies, power conversion products, underwater locator beacons, electromagnetic interference and radio frequency interference shielding, high power capacitor charging power supplies, amplifiers, traveling wave tube amplifiers, photodetectors, amplifier modules, microwave power modules, flash lamp drivers, laser diode drivers, arc lamp power supplies, custom power supply designs, cable assemblies, high voltage power supplies, high voltage interconnection devices and wire, high voltage energy generators, high frequency power delivery systems, three-dimensional microelectronic and stacked memory products, harsh environment electronic connectors and other interconnect products, RF and microwave amplifiers, transmitters and receivers, wireless cabin control systems, solid state power distribution and management systems, fuel level sensing systems and high-speed interface products that link devices such as telemetry receivers, digital cameras, high resolution scanners, simulation systems and test systems to almost any computer.
HEICO has continuously operated in the aerospace industry for more than 50 years. Since assuming control in 1990, our current management has achieved significant sales and profit growth through a broadened line of product offerings, an expanded customer base, increased research and development expenditures and the completion of a number of acquisitions.  As a result of internal growth and acquisitions, our net sales from continuing operations have grown from $26.2 million in fiscal 1990 to $897.3 million in fiscal 2012, a compound annual growth rate of approximately 17%.  During the same period, we improved our net income from $2.0 million to $85.1 million, representing a compound annual growth rate of approximately 19%.
Acquisitions have been an important element of our growth strategy over the past twenty-two years, supplementing our organic growth.  Since 1990, we have completed more than 45 acquisitions complementing the niche segments within which we operate of the aviation, defense, space, medical, telecommunications and electronics industries.  We typically target acquisition opportunities that allow us to broaden our product offerings, services and technologies while expanding our customer base and geographic presence.  Even though we have historically pursued an active acquisition policy, our disciplined acquisition strategy involves limiting acquisition candidates to businesses that we believe will continue to grow, offer strong earnings and cash flow potential, and are available at fair prices.
Corporate Information
Our principal executive offices are located at 3000 Taft Street, Hollywood, Florida 33021, and our telephone number is (954) 987-4000.  Our website address is www.heico.com.  Information on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus.

SELECTED FINANCIAL DATA

Effective November 1, 2012, we adopted the Financial Accounting Standards Board's Accounting Standards Update 2011-05, "Presentation of Comprehensive Income," which requires the presentation of total comprehensive income, the components of net income and the components of other comprehensive income in either a single continuous statement of comprehensive income or in two separate, but consecutive statements. The following table reflects the newly required presentation on a retrospective basis for the fiscal years presented and does not amend or restate our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended October 31, 2012. The retrospective application did not impact our consolidated results of operations, financial position or cash flows.

Consolidated Statements of Comprehensive Income - Unaudited
(in thousands)

	For the fiscal year ended October 31,
	2012	2011	2010

Net income from consolidated operations	$106,675	$95,453	$72,355
Other comprehensive (loss) income:
Foreign currency translation adjustments	(6,457)	3,012	1,271
Total other comprehensive (loss) income	(6,457)	3,012	1,271
Comprehensive income from consolidated operations	100,218	98,465	73,626
Less: Comprehensive income attributable to noncontrolling interests	21,528	22,633	17,417
Comprehensive income attributable to HEICO	$78,690	$75,832	$56,209

RATIO OF EARNINGS TO FIXED CHARGES
(in thousands, except ratio data)

	For the three months ended January 31,
			For the fiscal year ended October 31,
	2013	2012	2012	2011	2010	2009	2008
EARNINGS
Earnings before noncontrolling interests and income taxes	$34,584	$37,166	$161,175	$138,353	$109,055	$87,845	$102,837
Fixed charges	1,580	1,500	5,690	2,963	3,106	2,984	4,666
Adjusted earnings	$36,164	$38,666	$166,865	$141,316	$112,161	$90,829	$107,503

FIXED CHARGES
Interest expense	$640	$610	$2,432	$142	$508	$615	$2,314
Amortization of debt issuance costs	164	232	637	277	277	278	327
Portion of rental payments deemed to be interest (1)	776	658	2,621	2,544	2,321	2,091	2,025
Total fixed charges	$1,580	$1,500	$5,690	$2,963	$3,106	$2,984	$4,666

Ratio of earnings to fixed charges	22.9	25.8	29.3	47.7	36.1	30.4	23.0

(1)  Interest portion of rental expense is estimated to be one-third of rental expense.

RISK FACTORS
Investing in our securities involves risks.  In addition to the information set forth elsewhere in this prospectus and in the documents incorporated by reference into this prospectus and in any prospectus supplement, you should carefully consider the following factors relating to us and our securities in deciding whether to invest in our securities.
Our success is highly dependent on the performance of the aviation industry, which could be impacted by lower demand for commercial air travel or airline fleet changes or airline purchasing decisions, thereby causing lower demand for our goods and services.
General global industry and economic conditions that affect the aviation industry also affect our business. We are subject to macroeconomic cycles and when recessions occur, we may experience reduced orders, payment delays, supply chain disruptions or other factors as a result of the economic challenges faced by our customers, prospective customers and suppliers. Further, the aviation industry has historically been subject to downward cycles from time to time which reduce the overall demand for jet engine and aircraft component replacement parts and repair and overhaul services, and such downward cycles result in lower sales and greater credit risk. Demand for commercial air travel can be influenced by airline industry profitability, world trade policies, government-to-government relations, terrorism, disease outbreaks, environmental constraints imposed upon aircraft operations, technological changes, price and other competitive factors. These global industry and economic conditions may have a material adverse effect on our business, financial condition and results of operations.
We are subject to governmental regulation and our failure to comply with these regulations could cause the government to withdraw or revoke our authorizations and approvals to do business and could subject us to penalties and sanctions that could harm our business.
Governmental agencies throughout the world, including the FAA, highly regulate the manufacture, repair and overhaul of aircraft parts and accessories. We include, with the replacement parts that we sell to our customers, documentation certifying that each part complies with applicable regulatory requirements and meets applicable standards of airworthiness established by the FAA or the equivalent regulatory agencies in other countries. In addition, our repair and overhaul operations are subject to certification pursuant to regulations established by the FAA. Specific regulations vary from country to country, although compliance with FAA requirements generally satisfies regulatory requirements in other countries. The revocation or suspension of any of our material authorizations or approvals would have an adverse effect on our business, financial condition and results of operations. New and more stringent government regulations, if adopted and enacted, could have an adverse effect on our business, financial condition and results of operations. In addition, some sales to foreign countries of the equipment manufactured by our Electronic Technologies Group require approval or licensing from the U.S. government. Denial of export licenses could reduce our sales to those countries and could have a material adverse effect on our business.
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission promulgated final rules regarding disclosure of the use of certain minerals (tantalum, tin, gold and tungsten), known as conflict minerals, which are mined from the Democratic Republic of the Congo and adjoining countries, as well as procedures regarding a manufacturer's efforts to prevent the sourcing of such minerals and metals produced from those minerals. These new requirements will require due diligence efforts for the 2013 calendar year, with initial disclosure requirements effective in May 2014. The new rule could affect sourcing at competitive prices and availability in sufficient quantities of such minerals used in our manufacturing processes for certain products. The number of suppliers who provide conflict-free minerals may be limited. In addition, there may be costs associated with complying with the disclosure requirements, such as costs related to determining the source of certain minerals used in our products, as well as costs of possible changes to products, processes, or sources of supply as a consequence of such verification activities.
The retirement of commercial aircraft could reduce our revenues.
Our Flight Support Group designs and manufactures jet engine and aircraft component replacement parts and also repairs, overhauls and distributes jet engine and aircraft components. If aircraft or engines for which we offer replacement parts or supply repair and overhaul services are retired and there are fewer aircraft that require these parts or services, our revenues may decline.
Reductions in defense, space or homeland security spending by U.S. and/or foreign customers could reduce our revenues.
A decline in defense, space or homeland security budgets or additional restrictions imposed by the U.S. government on sales of products or services to foreign military agencies could lower sales of our products and services.
We are subject to the risks associated with sales to foreign customers, which could harm our business.
We market our products and services in approximately 100 countries, with 33% of our consolidated net sales in fiscal 2012 derived from sales to foreign customers. We expect that sales to foreign customers will continue to account for a significant portion of our revenues in the foreseeable future. As a result, we are subject to risks of doing business internationally, including the following:

•	Changes in regulatory requirements;

•	Fluctuations in currency exchange rates;

•	Volatility in foreign political and economic environments;

•	Uncertainty of the ability of foreign customers to finance purchases;

•	Uncertainties and restrictions concerning the availability of funding credit or guarantees;

•	Imposition of taxes, export controls, tariffs, embargoes and other trade restrictions; and

•	Compliance with a variety of international laws, as well as U.S. laws affecting the activities of U.S. companies abroad such as the U.S. Foreign Corrupt Practices Act.
While the impact of these factors is difficult to predict, any one or more of these factors may have a material adverse effect on our business, financial condition and results of operations.
Intense competition from existing and new competitors may harm our business.
We face significant competition in each of our businesses.
Flight Support Group

•	For jet engine and aircraft component replacement parts, we compete with the industry’s leading jet engine and aircraft component OEMs, particularly Pratt & Whitney and General Electric.

•	For the overhaul and repair of jet engine and aircraft components as well as avionics and navigation systems, we compete with:

-	major commercial airlines, many of which operate their own maintenance and overhaul units;

-	OEMs, which manufacture, repair and overhaul their own parts; and

-	other independent service companies.
Electronic Technologies Group

•
For the design and manufacture of various types of electronic and electro-optical equipment as well as high voltage interconnection devices and high speed interface products, we compete in a fragmented marketplace with a number of companies, some of which are well capitalized.

The aviation aftermarket supply industry is highly fragmented, has several highly visible leading companies, and is characterized by intense competition. Some of our OEM competitors have greater name recognition than HEICO, as well as complementary lines of business and financial, marketing and other resources that HEICO does not have. In addition, OEMs, aircraft maintenance providers, leasing companies and FAA-certificated repair facilities may attempt to bundle their services and product offerings in the supply industry, thereby significantly increasing industry competition. Moreover, our smaller competitors may be able to offer more attractive pricing of parts as a result of lower labor costs or other factors. A variety of potential actions by any of our competitors, including a reduction of product prices or the establishment by competitors of long-term relationships with new or existing customers, could have a material adverse effect on our business, financial condition and results of operations. Competition typically intensifies during cyclical downturns in the aviation industry, when supply may exceed demand. We may not be able to continue to compete effectively against present or future competitors, and competitive pressures may have a material and adverse effect on our business, financial condition and results of operations.
Our success is dependent on the development and manufacture of new products, equipment and services. Our inability to develop, manufacture and introduce new products and services at profitable pricing levels could reduce our sales or sales growth.
The aviation, defense, space, medical, telecommunication and electronic industries are constantly undergoing development and change and, accordingly, new products, equipment and methods of repair and overhaul service are likely to be introduced in the future. In addition to manufacturing electronic and electro-optical equipment and selected aerospace and defense components for OEMs and the U.S. government and repairing jet engine and aircraft components, we re-design sophisticated aircraft replacement parts originally developed by OEMs so that we can offer the replacement parts for sale at substantially lower prices than those manufactured by the OEMs. Consequently, we devote substantial resources to research and product development. Technological development poses a number of challenges and risks, including the following:

•	We may not be able to successfully protect the proprietary interests we have in various aircraft parts, electronic and electro-optical equipment and our repair processes;

•
As OEMs continue to develop and improve jet engines and aircraft components, we may not be able to re-design and manufacture replacement parts that perform as well as those offered by OEMs or we may not be able to profitably sell our replacement parts at lower prices than the OEMs;

•	We may need to expend significant capital to:

-	purchase new equipment and machines,

-	train employees in new methods of production and service, and

-	fund the research and development of new products; and

•
Development by our competitors of patents or methodologies that preclude us from the design and manufacture of aircraft replacement parts or electrical and electro-optical equipment could adversely affect our business, financial condition and results of operations.

In addition, we may not be able to successfully develop new products, equipment or methods of repair and overhaul service, and the failure to do so could have a material adverse effect on our business, financial condition and results of operations.
We may not be able to effectively execute our acquisition strategy, which could slow our growth.
A key element of our strategy is growth through the acquisition of additional companies. Our acquisition strategy is affected by and poses a number of challenges and risks, including the following:

•	Availability of suitable acquisition candidates;

•	Availability of capital;

•	Diversion of management’s attention;

•	Effective integration of the operations and personnel of acquired companies;

•	Potential write downs of acquired intangible assets;

•	Potential loss of key employees of acquired companies;

•	Use of a significant portion of our available cash;

•	Significant dilution to our shareholders for acquisitions made utilizing our securities; and

•	Consummation of acquisitions on satisfactory terms.
We may not be able to successfully execute our acquisition strategy, and the failure to do so could have a material adverse effect on our business, financial condition and results of operations.
The inability to obtain certain components and raw materials from suppliers could harm our business.
Our business is affected by the availability and price of the raw materials and component parts that we use to manufacture our products. Our ability to manage inventory and meet delivery requirements may be constrained by our suppliers’ ability to adjust delivery of long-lead time products during times of volatile demand. The supply chains for our business could also be disrupted by external events such as natural disasters, extreme weather events, labor disputes, governmental actions and legislative or regulatory changes. As a result, our suppliers may fail to perform according to specifications when required and we may be unable to identify alternate suppliers or to otherwise mitigate the consequences of their non-performance. Transitions to new suppliers may result in significant costs and delays, including those related to the required recertification of parts obtained from new suppliers with our customers and/or regulatory agencies. Our inability to fill our supply needs could jeopardize our ability to fulfill obligations under customer contracts, which could result in reduced revenues and profits, contract penalties or terminations, and damage to customer relationships. Further, increased costs of such raw materials or components could reduce our profits if we were unable to pass along such price increases to our customers.
Product development or product specification costs and requirements could cause an increase to our costs to complete contracts.
The costs to meet customer specifications and requirements, as well as to develop new products, could result in us having to spend more to design or manufacture products and this could reduce our profit margins on current contracts or those we obtain in the future.

We may incur product liability claims that are not fully insured.
Our jet engine and aircraft component replacement parts and repair and overhaul services expose our business to potential liabilities for personal injury or death as a result of the failure of an aircraft component that we have designed, manufactured or serviced. The commercial aviation industry occasionally has catastrophic losses that may exceed policy limits. An uninsured or partially insured claim, or a claim for which third-party indemnification is not available, could have a material adverse effect on our business, financial condition and results of operations. Additionally, insurance coverage costs may become even more expensive in the future. Our customers typically require us to maintain substantial insurance coverage and our inability to obtain insurance coverage at commercially reasonable rates could have a material adverse effect on our business.
We may incur environmental liabilities and these liabilities may not be covered by insurance.
Our operations and facilities are subject to a number of federal, state and local environmental laws and regulations, which govern, among other things, the discharge of hazardous materials into the air and water as well as the handling, storage and disposal of hazardous materials. Pursuant to various environmental laws, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous materials. Environmental laws typically impose liability whether or not the owner or operator knew of, or was responsible for, the presence of hazardous materials. Although management believes that our operations and facilities are in material compliance with environmental laws and regulations, future changes in them or interpretations thereof or the nature of our operations may require us to make significant additional capital expenditures to ensure compliance in the future.
We do not maintain specific environmental liability insurance and the expenses related to these environmental liabilities, if we are required to pay them, could have a material adverse effect on our business, financial condition and results of operations.
We may incur damages or disruption to our business caused by natural disasters and other factors that may not be covered by insurance.
Several of our facilities, as a result of their locations, could be subject to a catastrophic loss caused by hurricanes, tornadoes, floods, fire, power loss, telecommunication and information systems failure or similar events. Our corporate headquarters and facilities located in Florida are particularly susceptible to hurricanes, storms, tornadoes or other natural disasters that could disrupt our operations, delay production and shipments, and result in large expenses to repair or replace the facility or facilities. Should insurance or other risk transfer mechanisms, such as our existing disaster recovery and business continuity plans, be insufficient to recover all costs, we could experience a material adverse effect on our business, financial condition and results of operations.
Tax changes could affect our effective tax rate and future profitability.
We file income tax returns in the U.S. federal jurisdiction, multiple state jurisdictions and certain jurisdictions outside the U.S. In fiscal 2012, our effective tax rate was 33.8% of our income before income taxes and noncontrolling interests. Our future effective tax rate may be adversely affected by a number of factors, including the following:

•	Changes in available tax credits or tax deductions;

•	Changes in tax laws or the interpretation of such tax laws and changes in generally accepted accounting principles;

•	The amount of income attributable to noncontrolling interests;

•	Changes in the mix of earnings in jurisdictions with differing statutory tax rates;

•	Adjustments to estimated taxes upon finalization of various tax returns;

•	Resolution of issues arising from tax audits with various tax authorities; and

•	Changes in statutory tax rates in any of the various jurisdictions where we file tax returns.
Any significant increase in our future effective tax rates could have a material adverse effect on net income for future periods.
We may not have the administrative, operational or financial resources to continue to grow the company.
We have experienced rapid growth in recent periods and intend to continue to pursue an aggressive growth strategy, both through acquisitions and internal expansion of products and services. Our growth to date has placed, and could continue to place, significant demands on our administrative, operational and financial resources. We may not be able to grow effectively or manage our growth successfully, and the failure to do so could have a material adverse effect on our business, financial condition and results of operations.
We are dependent on key personnel and the loss of these key personnel could have a material adverse effect on our success.
Our success substantially depends on the performance, contributions and expertise of our senior management team led by Laurans A. Mendelson, our Chairman and Chief Executive Officer; Eric A. Mendelson, our Co-President; and Victor H. Mendelson, our Co-President. Technical employees are also critical to our research and product development, as well as our ability to continue to re-design sophisticated products of OEMs in order to sell competing replacement parts at substantially lower prices than those manufactured by the OEMs. The loss of the services of any of our executive officers or other key employees or our inability to continue to attract or retain the necessary personnel could have a material adverse effect on our business, financial condition and results of operations.
Our executive officers and directors have significant influence over our management and direction.
As of May 2, 2013, collectively our executive officers and entities controlled by them, our 401(k) Plan and members of the Board of Directors beneficially owned approximately 21% of our outstanding Common Stock and approximately 6% of our outstanding Class A Common Stock. Accordingly, they will be able to substantially influence the election of the Board of Directors and control our business, policies and affairs, including our position with respect to proposed business combinations and attempted takeovers.
USE OF PROCEEDS
Unless we inform you otherwise in a prospectus supplement, we intend to use the net proceeds of any securities sold under this prospectus for general corporate purposes. General corporate purposes may include any of the following:

•	repaying debt;

•	funding capital expenditures;

•	paying for possible acquisitions or the expansion of our business; and

•	providing working capital.

When a particular series of securities is offered, the prospectus supplement relating to that offer will set forth our intended use for the proceeds we receive from the sale of those securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.
From time to time, we engage in preliminary discussions and negotiations with various businesses in order to explore the possibility of an acquisition or investment. However, as of the date of this prospectus, we have not entered into any agreements or arrangements which would make an acquisition or investment probable under Rule 3-05(a) of Regulation S-X. In addition, as of the date of this prospectus, we have not entered into any agreements or arrangements for capital expenditures that would be paid for from the proceeds of this offering. We will not receive any proceeds from sales of common shares by the selling shareholders.
DIVIDEND POLICY
We have historically paid semi-annual cash dividends on both our Class A Common Stock and Common Stock. In December 2012, we paid our 69th consecutive semi-annual cash dividend since 1979. The cash dividend of $.06 per share represents a 25% increase over the prior semi-annual per share amount of $.048. Effective with this increase, the current annual cash dividend is $.12. In December 2012, we paid a special and extraordinary $2.14 per share cash dividend on both classes of our common stock as well as our regular semi-annual $.06 per share cash dividend that was accelerated from January 2013. Our ability to pay dividends could be affected by future business performance, liquidity, capital needs, alternative investment opportunities and loan covenants under our revolving credit facility. See the following section, “Price Range of Common Stock and Class A Common Stock and Dividends,” for additional information regarding cash dividends paid on our Common Stock and Class A Common Stock.

PRICE RANGE OFCOMMONSTOCK AND
CLASS A COMMON STOCK AND DIVIDENDS
Our Common Stock and Class A Common Stock are listed and traded on the NYSE under the symbols “HEI,” and “HEI.A,” respectively. The following tables set forth, for the periods indicated, the high and low share prices for the Common Stock and Class A Common Stock as reported on the NYSE, as well as the amount of cash dividends paid per share during such periods.
In March of 2012 and 2011, the Company’s Board of Directors declared a 5-for-4 stock split on both classes of the Company’s common stock. The stock splits were effected as of April 25, 2012 and April 26, 2011, respectively, in the form of a 25% stock dividend distributed to shareholders of record as of April 13, 2012 and April 15, 2011, respectively. All applicable share and per share information has been adjusted retrospectively to give effect to the 5-for-4 stock splits.
Common Stock

	High	Low	Cash Dividends Per Share
Fiscal 2011:
First Quarter	$37.76	$30.71	$.038
Second Quarter	40.82	33.55	—
Third Quarter	46.38	35.81	.048
Fourth Quarter	47.56	32.04	—

Fiscal 2012:
First Quarter	$49.58	$41.86	$.048
Second Quarter	47.97	39.31	—
Third Quarter	43.28	35.24	.060
Fourth Quarter	39.74	34.01	—

Fiscal 2013:
First Quarter	$47.65	$37.35	$2.200
Second Quarter	47.30	40.76	—
Third Quarter (through May 2, 2013)	44.04	42.27
As of May 2, 2013, there were 459 holders of record of our Common Stock.
Class A Common Stock

	High	Low	Cash Dividends Per Share
Fiscal 2011:
First Quarter	$27.42	$22.50	$.038
Second Quarter	29.36	23.92	—
Third Quarter	33.38	26.64	0.048
Fourth Quarter	32.58	22.45	—

Fiscal 2012:
First Quarter	$33.60	$28.40	$.048
Second Quarter	33.70	30.92	—
Third Quarter	33.50	28.72	0.060
Fourth Quarter	32.22	28.61	—

Fiscal 2013:
First Quarter	$35.57	$29.80	$2.200
Second Quarter	36.46	32.21	—
Third Quarter (through May 2, 2013)	34.79	33.55
As of May 2, 2013, there were 439 holders of record of our Class A Common Stock.

SELLING SHAREHOLDERS
The table below sets forth, as of May 2, 2013, the number of shares of our Common Stock and our Class A Common Stock that each selling shareholder beneficially owns. The percentage of outstanding shares of Common Stock and Class A Common Stock beneficially owned before the offering is based on 21,820,755 shares of our Common Stock and 31,640,263 shares of our Class A Common Stock outstanding as of May 2, 2013 and is calculated in accordance with Rule 13d-3 under the Exchange Act, which requires any presently exercisable stock options and stock options that become exercisable within 60 days to be deemed as outstanding and beneficially owned by the person or group for the purpose of computing the percentage ownership of such person or group.
The term “selling shareholders,” as used in this prospectus, includes each of the holders listed below and its donees or heirs receiving shares from the holder listed below after the date of this prospectus. The selling shareholders may sell, transfer or otherwise dispose of some or all of their shares of Common Stock and Class A Common Stock, including shares of Common Stock and Class A Common Stock and other of our securities not covered by this prospectus, in transactions exempt from the registration requirements of the Securities Act of 1933, including in open-market transactions in reliance on Rule 144 under the Securities Act. We will update, amend or supplement this prospectus from time to time to update the disclosure in this section as may be required.
The selling shareholders will not bear the expenses of the registration in connection with the offering of their shares. The registration of the selling shareholders' shares of Common Stock and Class A Common Stock does not necessarily mean that the selling shareholders will offer or sell any of their shares.

	Shares Beneficially Owned Before Offering*			Shares Beneficially Owned After Offering (3)*
Name	Number	Percent	Shares Being Offered	Number	Percent
Mendelson Reporting Group
Common Stock (1)	3,293,005	15.1%	3,293,005	3,293,005	15.1%
Class A Common Stock (2)	707,239	2.2%	707,239	707,239	2.2%

(1)
Consists of 1,768,466 shares deemed to be beneficially owned by Laurans A. Mendelson, 774,675 shares deemed to be beneficially owned by Eric A. Mendelson, and 749,864 shares deemed to be beneficially owned by Victor H. Mendelson. Laurans A. Mendelson is the Chairman of the Board and Chief Executive Officer of HEICO. Eric A. Mendelson is a Co-President and Director of HEICO and President and Chief Executive Officer of HEICO Aerospace Holdings Corp. and HEICO Flight Support Corp. Victor H. Mendelson is a Co-President and Director of HEICO and President and Chief Executive Officer of HEICO Electronic Technologies Corp.

(2)
Consists of 304,978 shares deemed to be beneficially owned by Laurans A. Mendelson, 309,876 shares deemed to be beneficially owned by Eric A. Mendelson, 342,809 shares deemed to be beneficially owned by Victor H. Mendelson and 125,212 shares owned by Mendelson International Corporation, which may be deemed to be beneficially owned by each or any of Laurans, Eric or Victor Mendelson, however Laurans Mendelson disclaims beneficial ownership of these shares.

(3)
The selling shareholders have not informed us, and we do not know, when or in what amounts the selling shareholders may offer for sale the shares of Common Stock and Class A Stock Common Stock pursuant to this offering. The selling shareholders may choose not to sell any of the shares offered by this prospectus. Because the selling shareholders may offer all, some, or none of the shares of Common Stock and Class A

Common Stock that they own pursuant to this offering and because there are currently no agreements, arrangements or undertakings with respect to the sale of any such shares, we cannot provide any information or estimates as to the number of shares of our Common Stock and Class A Common Stock that the selling shareholders will own after completion of this offering. For purposes of this table, we have assumed that the selling shareholders will have sold none of the securities covered by this prospectus upon completion of this offering.

*
We have determined the number and percentage of shares beneficially owned in accordance with Rule 13d-3 of the Exchange Act and this information does not necessarily indicate ownership for any other purpose.

DESCRIPTION OF OUR CAPITAL STOCK
General
We are authorized to issue 75,000,000 shares of Common Stock, par value $.01 per share, 75,000,000 shares of Class A Common Stock, par value $.01 per share, and 10,000,000 shares of Preferred Stock, par value $.01 per share, of which 300,000 shares have been designated as Series B Junior Participating Preferred Stock and 300,000 shares have been designated as Series C Junior Participating Preferred Stock.  As of May 2, 2013, (i) 21,411,381 shares of Common Stock were outstanding and such shares were held by approximately 459 holders of record and (ii) 31,640,263 shares of Class A Common Stock were outstanding and such shares were held by approximately 439 holders of record. None of the Preferred Stock is outstanding.
The transfer agent and registrar for the Common Stock and Class A Common Stock is Computershare Shareowner Services LLC, Providence, Rhode Island.
The following descriptions of the Common Stock, the Class A Common Stock, the Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock are based on our Articles and Bylaws and applicable Florida law.
Common Stock
Each holder of Common Stock is entitled to one vote for each share owned of record on all matters presented to the shareholders.  In the event of a liquidation, dissolution or winding up of the company, the holders of Common Stock are entitled to share equally and ratably in the assets of the company, if any, remaining after the payment of all of our debts and liabilities and the liquidation preference of any outstanding Preferred Stock.  The Common Stock has no preemptive rights, no cumulative voting rights and no redemption, sinking fund or conversion provisions.  As of May 2, 2013, 3,992,980 shares are reserved for issuance as either Common Stock or Class A Common Stock under our existing stock option plans.
Holders of Common Stock are entitled to receive dividends if, as and when declared by the Board of Directors out of funds legally available therefor, subject to the dividend and liquidation rights of any Preferred Stock that may be issued and outstanding and subject to any dividend restrictions in our revolving credit facility.  No dividends or other distributions (including redemptions or repurchases of shares of capital stock) may be made if, after giving effect to any such dividends or distributions, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a liquidation to satisfy the preferential rights of any holders of Preferred Stock.
Class A Common Stock
Each holder of Class A Common Stock is entitled to the identical rights as the holders of Common Stock except that each share of Common Stock will entitle the holder thereof to one vote in respect of matters submitted for the vote of holders of Common Stock, whereas each share of Class A Common Stock will entitle the holder thereof to one-tenth of a vote on such matters.
Preferred Stock, Series B Preferred Stock and Series C Preferred Stock
Our Board of Directors is authorized, without further shareholder action, to designate and issue from time to time one or more series of Preferred Stock, including the Series B Preferred Stock and Series C Preferred Stock.  The Board of Directors may fix and determine the designations, preferences and relative rights and qualifications, limitations or restrictions of any series of Preferred Stock so established, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges.  Because the Board of Directors has the power to establish the preferences and rights of each series of Preferred Stock, it may afford the holders of any series of Preferred Stock preferences and rights, voting or otherwise senior to the rights of holders of Common Stock and Class A Common Stock.  Subject to adjustment, holders of shares of the Series B and Series C Preferred Stock will be entitled to, among other things, (i) receive, when, as and if declared by the Board of Directors cash dividends in an amount per share equal to 100 times the aggregate per share amount of all cash dividends declared or paid on the applicable class of stock and (ii) 100 votes per share of Series B Preferred Stock and 10 votes per share of Series C Preferred Stock on all matters submitted to a vote of the shareholders and the right to vote together with the holders of shares of Common Stock and Class A Common Stock as a single voting group on all matters submitted to a vote of the shareholders.  As of the date of this Prospectus, the Board of Directors has not issued any Preferred Stock or Series B or Series C Preferred Stock, and has no plans to issue any shares of Preferred Stock or Series B or Series C Preferred Stock.
Anti-takeover Effects of Certain Provisions of Florida Law, Our Articles of Incorporation and Bylaws, and the Preferred Stock Purchase Rights
Articles and Bylaws.  Some of the provisions of our articles of incorporation and bylaws may be deemed to have anti-takeover effects and may discourage, delay, defer or prevent a takeover attempt that a shareholder might consider in its best interest.  These provisions do the following:

•	establish advance notice procedures for the nomination of candidates for election as directors and for shareholder proposals to be considered at annual shareholders’ meetings;

•	provide that special meetings of the shareholders may be called by the Chairman of the Board of Directors or a Co-President of HEICO or by a majority of the Board of Directors;

•	authorize the issuance of 10,000,000 shares of Preferred Stock with the designations, rights, preferences and limitations as may be determined from time to time by the Board of Directors;

•	authorize the issuance of 75,000,000 shares of Common Stock having one vote per share; and

•	authorize the issuance of 75,000,000 shares of Class A Common Stock having 1/10th vote per share.
Accordingly, without shareholder approval, the Board of Directors can, among other things,

•
issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting powers or other rights of holders of our Common Stock and Class A Common Stock; and

•
help maintain the voting power of existing Common Stock shareholders and deter or frustrate takeover attempts that existing holders of Common Stock might consider to be in their best interest by issuing additional shares of Class A Common Stock.

Rights. In addition, each Common Stock right entitles the registered holder to purchase from us one one-hundredth of a share of our Series B Junior Participating Preferred Stock, par value $.01 per share, at a price of $45.00 per one one-hundredth of a share of Series B Preferred Stock, subject to adjustment. Furthermore, each Class A Common Stock right entitles the registered holder to purchase from us one one-hundredth of a share of our

Series C Junior Participating Preferred Stock, par value $.01 per share, at a price of $39.00 per one one-hundredth of a share Series C Preferred Stock, subject to adjustment. The rights trade with each outstanding share of Common Stock and Class A Common Stock, as applicable. The rights applicable to the Common Stock or Class A Common Stock are not exercisable or transferable apart from the respective class of stock until a person or group acquires 15% or more of the outstanding shares of that class of stock or commences, or announces an intention to commence, a tender offer for 15% or more of the outstanding shares of that class of stock. The rights applicable to the Common Stock or Class A Common Stock expire on November 2, 2013, and will cause substantial dilution to a person or a group who attempts to acquire our company on terms not approved by the Board of Directors or who acquires 15% or more of the outstanding shares of Common Stock or Class A Common Stock without approval of the Board of Directors. We can redeem the rights at $.01 per right at any time until the close of business on the tenth day after a person or group has obtained beneficial ownership of 15% or more of the outstanding Common Stock or Class A Common Stock or until a person commences or announces an intention to commence a tender offer for 15% or more of the outstanding Common Stock or Class A Common Stock.
Subject to adjustment, holders of shares of the Series B and Series C Preferred Stock will be entitled to, among other things, (i) receive, when, as and if declared by the Board of Directors, cash dividends in an amount per share equal to 100 times the aggregate per share amount of all cash dividends declared or paid on the applicable class of stock and (ii) 100 votes per share of Series B Preferred Stock and 10 votes per share of Series C Preferred Stock on all matters submitted to a vote of the shareholders and the right to vote together with the holders of shares of common stock as a single voting group on all matters submitted to a vote of the shareholders.
Florida Law. Furthermore, some of the provisions of the Florida Business Corporation Act could have the effect of delaying, deferring or preventing a change in control.
DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.  The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.
We may offer debt securities in the form of either senior debt securities or subordinated debt securities.  The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” Unless otherwise specified in a supplement to this prospectus, the senior debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.  The subordinated debt securities generally will be entitled to payment only after payment of our senior debt.  See “--Subordination” below.
The debt securities will be issued under an indenture between us and a trustee.  We have summarized below the general features of the debt securities to be governed by the indenture.  The form of summary is not complete.  The form of indenture has been filed as an exhibit to the registration statement that we have filed with the SEC, of which this prospectus forms a part.  We encourage you to read the applicable prospectus supplements related to the debt securities that we may offer under this prospectus, as well as the indenture.  Capitalized terms used in the summary have the meanings specified in the indenture.

General
The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors, or a committee thereof, and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture.  The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement.
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount.  We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	redemption provisions;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	restrictive covenants;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than dollars, the currency in which the series of debt securities will be denominated; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or be advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture.  We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
Conversion of Exchange Rights
We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third-party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period.  We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option.  We may include provisions pursuant to which the number of our securities or the securities of a third-party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets
The indenture in the form initially filed as an exhibit to the registration statement of which this prospectus is a part does not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquirer of such assets must assume all of our obligations under the indenture and the debt securities.
Events of Default
The following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•
if we fail to observe or perform any other covenant contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series;

•	if specified events of bankruptcy, insolvency or reorganization occur; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.
No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities.  The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time.  In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series.  In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities.  At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, by written notice to us and to the trustee, rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture.  We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense.  Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•
the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series then outstanding have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has failed to institute the proceeding within 60 days and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request during such 60 day period.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
If any securities are outstanding under the indenture, the indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture.  The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We may modify and amend the indenture without the consent of or notice to the holders to cure any ambiguity or to correct or supplement any provision contained in the indenture, in any supplemental indenture, or in the debt securities of any series that may be defective or inconsistent with any other provision contained in the indenture or any supplemental indenture; to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect the legal rights of the holders under the indenture; to establish the forms or terms of debt securities of any series which is not yet issued; to add to the restrictive covenants for the benefit of the holders of all or any series of debt securities (or if such covenants are for the benefit of less than all series of debt securities, stating that such covenants are expressly being included for the benefit of such series) or to surrender any right or power herein conferred upon us; to change or eliminate any of the provisions of the indenture with respect to any series of debt securities, provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; to provide for the assumption of our obligations to the holders of debt securities in the case of a merger or consolidation or sale of all or substantially all of our assets; to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under the indenture of any such holder; to modify or amend the indenture in such manner, including pursuant to requirements of the SEC, in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; to add guarantees with respect to the debt securities of any series or to secure the debt securities of any series; to secure the debt securities pursuant to the requirements of any indenture supplement; to supplement any of the provisions of this indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities under the terms of the indenture; to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee; or to provide for uncertificated debt securities.
Except as described below, we and the trustee may, with respect to any series of debt securities, amend or supplement the indenture or the debt securities of such series with the consent of at least a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modifications or amendments. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any premium or interest on, any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or change the fixed maturity of any debt security or alter the provisions, or waive any payment with respect to the redemption of any debt security of that series;

•
waive a default or event of default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or premium or interest on, any debt security payable in currency other than U.S. dollars;

•
make any change to certain provisions of the indenture relating to waivers of past defaults or the rights of holders of debt securities of a series to receive payments of principal of, and premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments;

•	release any guarantor from any of its obligations under its guarantee or the indenture, except in accordance with the terms of the indenture;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the securities or the guarantees; or

•	make any change in the preceding amendment and waiver provisions.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.  The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents).  We will be so discharged upon the irrevocable deposit with the trustee, in trust for the benefit of the holders of the series of securities, of cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants to the principal of, premium and interest on the debt securities of that series on the stated maturity or on the applicable redemption date in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Covenant Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions we shall be released from our obligations under any covenants that are made applicable to such series of debt securities through a supplemental indenture pursuant to the terms of the indenture, on and after the date the conditions set forth in the indenture are satisfied and the debt securities of that series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes under the indenture (it being understood that such debt securities shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding series of debt securities, we may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere in the indenture to any such covenant or by reason of any reference in any such covenant to any other provision in the indenture or in any other document and such omission to comply shall not constitute a default or an event of default.

The conditions include:

•
the irrevocable deposit with the trustee, in trust for the benefit of the holders of the series of securities, of cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, in the

•
opinion of a nationally recognized firm of independent public accountants, to the principal of, premium and interest on the debt securities of that series on the stated maturity or on the applicable redemption date in accordance with the terms of the indenture and those debt securities; and

•
delivery to the trustee of an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Subordination
Unless indicated differently in a prospectus supplement, our subordinated debt securities will be subordinated in right of payment to the prior payment in full of all our senior debt.  This means that upon:

•	any distribution of our assets upon our dissolution, winding-up, liquidation or reorganization in bankruptcy, insolvency, receivership or other proceedings, or

•	the acceleration of the maturity of the subordinated debt securities, or

•	a failure to pay any senior debt or interest thereon when due and the continuance of that default beyond any applicable grace period, or

•	the acceleration of the maturity of any senior debt as a result of a default, the holders of all of our senior debt will be entitled to receive:

•	in the case of the first two bullet points above, payment of all amounts due or to become due on all senior debt, and

•	in the case of the second two bullet points above, payment of all amounts due on all senior debt, before the holders of any of the subordinated debt securities are entitled to receive any payment.  So long as any of the events in the bullet points above has occurred and is continuing, any amounts payable on the subordinated debt securities will instead be paid directly to the holders of all senior debt to the extent necessary to pay the senior debt in full and, if any payment is received by the subordinated indenture trustee under the subordinated indenture or the holders of any of the subordinated debt securities before all senior debt is paid in full, the payment or distribution must be paid over to the holders of the unpaid senior debt.  Subject to paying the senior debt in full, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior debt to the extent that payments are made to the holders of senior debt out of the distributive share of the subordinated debt securities.

The term “senior debt” means with respect to the subordinated debt securities, the principal of, premium, if any, and interest, if any, on and any other payment in respect of indebtedness due pursuant to any of the following, whether outstanding on the date the subordinated debt securities are issued or thereafter incurred, created or assumed:

•	all of our indebtedness evidenced by notes, debentures, bonds or other securities sold by us for money or other obligations for money borrowed;

•
all indebtedness of others of the kinds described in the preceding bullet point assumed by or guaranteed in any manner by us or in effect guaranteed by us through an agreement to purchase, contingent or otherwise, as applicable; and

•	all renewals, extensions or refundings of indebtedness of the kinds described in either of the first two bullet points above, unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same by its terms provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with such securities.
Due to the subordination, if our assets are distributed upon insolvency, certain of our general creditors may recover more, ratably, than holders of subordinated debt securities.  The subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge and the defeasance provisions of the applicable subordinated indenture.
The subordinated debt securities and the subordinated indenture do not limit our ability to incur additional indebtedness, including indebtedness that will rank senior to the subordinated debt securities.  We may incur substantial additional amounts of indebtedness in the future.
Governing Law
Unless otherwise described in any prospectus supplement, the indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.
DESCRIPTION OF DEPOSITARY SHARES
This section describes the general terms of the depositary shares we may offer and sell by this prospectus.  This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for the depositary shares.  The accompanying prospectus supplement may add, update, or change the terms and conditions of the depositary shares as described in this prospectus.
General
We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular class or series of preferred stock as described below.  In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.
The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us, and the holders of the depositary receipts.  The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all of the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.  Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.
Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to, and entitling the holders thereof to all the rights pertaining to, the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date; provided, however, that if we or the depositary is required by law to withhold an amount on account of taxes, then the amount distributed to the holders of depositary shares shall be reduced accordingly.  The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent.  The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of the depositary shares.
If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution.  If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders.  The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.
Withdrawal of Shares
Upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, converted or exchanged into our other securities, the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related class or series of preferred stock and any money or other property represented by such depositary shares.  Holders of depositary receipts will be entitled to receive whole shares of the related class or series of preferred stock on the basis set forth in the prospectus supplement for such class or series of preferred stock, but holders of such whole shares of preferred stock will not thereafter be entitled to exchange them for depositary shares.  If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.  In no event will fractional shares of preferred stock be delivered upon surrender of depositary receipts to the depositary.

Conversion, Exchange and Redemption
If any class or series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

Whenever we redeem or convert shares of preferred stock held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary shares representing the preferred stock to be redeemed or converted.  The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption of the applicable series of preferred stock.  The depositary will mail notice of redemption or conversion to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption or conversion.  The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable class or series of preferred stock.  If less than all the depositary shares are to be redeemed, the depositary will select which shares are to be redeemed by lot on a pro rata basis or by any other equitable method as the depositary may decide.
After the redemption or conversion date, the depositary shares called for redemption or conversion will no longer be outstanding.  When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption or conversion of the depositary shares.
Voting the Preferred Stock
When the depositary receives notice of a meeting at which the holders of the particular class or series of preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares.  Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder's depositary shares.  The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions.  We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.
Amendment and Termination of the Deposit Agreement
We and the depositary may agree at any time to amend the deposit agreement and the depositary receipt evidencing the depositary shares.  Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (b) otherwise materially adversely affects any substantial existing rights of holders of depositary shares, will not take effect until such amendment is approved by the holders of at least a majority of the depositary shares then outstanding.  Any holder of depositary shares that continues to hold its shares after such amendment has become effective will be deemed to have agreed to the amendment.
We may direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of depositary shares at least 30 days before termination.  The depositary may terminate the deposit agreement if 90 days have elapsed after the depositary delivered written notice of its election to resign and a successor depositary is not appointed.  In addition, the deposit agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding depositary shares;

•	all outstanding shares of preferred stock have been converted into or exchanged for common stock; or

•	we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.
Reports and Obligations
The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended and restated articles of incorporation to furnish to the holders of the preferred stock.  Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement.  The deposit agreement limits our obligations to performance in good faith of the duties stated in the deposit agreement.  The depositary assumes no obligation and will not be subject to liability under the deposit agreement except to perform such obligations as are set forth in the deposit agreement without negligence or bad faith.  Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or class or series of preferred stock unless the holders of depositary shares requesting us to do so furnish us with a satisfactory indemnity.  In performing our obligations, we and the depositary may rely and act upon the advice of our counsel or accountants, on any information provided to us by a person presenting shares for deposit, any holder of a receipt, or any other document believed by us or the depositary to be genuine and to have been signed or presented by the proper party or parties.
Payment of Fees and Expenses
We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock.  Holders of depositary shares will pay taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.
Resignation and Removal of Depositary
At any time, the depositary may resign by delivering notice to us, and we may remove the depositary at any time.  Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment.  The successor depositary must be appointed within 90 days after the delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
DESCRIPTION OF WARRANTS
This section describes the general terms of the warrants that we may offer and sell by this prospectus.  This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each warrant.  The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.
General
We may issue warrants to purchase debt securities or equity securities, including Common Stock, Class A Common Stock or preferred stock.  Warrants may be issued independently or together with any securities and may be attached to or separate from those securities.  The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering.  The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.  A copy of the warrant agreement will be filed with the SEC in connection with the offering of the warrants.
Debt Warrants
We may issue warrants for the purchase of our debt securities.  As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement.  Debt warrants may be issued separately or together with debt securities.
The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the prospectus supplement relating to the debt warrants being offered by the prospectus supplement and this prospectus.  A copy of the debt warrant agreement, including a form of the debt warrant certificate representing the debt warrants, will be filed with the SEC in connection with the offering of the debt warrants.
The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the debt warrants;

•	the initial offering price;

•	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•
the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	anti-dilution provisions of the debt warrants, if any;

•	redemption or call provisions, if any, applicable to the debt warrants; and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.
Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement.  Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indenture.
Equity Warrants
We may issue warrants for the purchase of our equity securities, such as our Common Stock, Class A Common Stock or preferred stock.  As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement.  Equity warrants may be issued separately or together with equity securities.
The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the prospectus supplement relating to the equity warrants being offered by the prospectus supplement and this prospectus. A copy of the equity warrant agreement, including a form of the equity warrant certificate representing the equity warranty, will be filed with the SEC in connection with the offering of the equity warrants.
The particular terms of each issue of equity warrants, the equity warrant agreement relating to the equity warrants and the equity warrant certificates representing equity warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the equity warrants;

•	the initial offering price;

•	the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

•	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

•	if applicable, the minimum or maximum number of the equity warrants that may be exercised at any one time;

•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

•	anti-dilution provisions of the equity warrants, if any;

•	redemption or call provisions, if any, applicable to the equity warrants; and

•	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.
Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of equity warrants.
DESCRIPTION OF UNITS
We may issue units comprised of one or more debt securities, common stock, shares of preferred stock and warrants in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•
any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units. We may issue units in such amounts and in as many distinct series as we wish.  This section summarizes terms of the units that apply generally to all series.

Unit Agreements
We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent.  We may add, replace or terminate unit agents from time to time.  We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the prospectus supplement.
The following provisions will generally apply to all unit agreements unless otherwise stated in the prospectus supplement.
Enforcement of Rights
The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement.  The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units.  The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.
Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement or other instrument under which that security is issued.
Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities that are included in those units.  Limitations of this kind will be described in the prospectus supplement.
Modification Without Consent of Holders
Unless provided otherwise in an applicable prospectus supplement, we and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity;

•	to correct or supplement any defective or inconsistent provision; or,

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.
We do not need any approval to make changes that affect only units to be issued after the changes take effect.  We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect.  In those cases, we do one need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.
Modification With Consent of Holders
Unless provided otherwise in an applicable prospectus supplement, we may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•
impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right, or

•
reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Unless provided otherwise in an applicable prospectus supplement, any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series, or

•
If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.
In each case, the required approval must be given by written consent.
Unit Agreements Will Not Be Qualified Under The Trust Indenture Act
No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.
Title
We and the unit agents and any of our respective agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.
PLAN OF DISTRIBUTION
We and the selling shareholders may sell the securities described in this prospectus from time to time in one or more transactions:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.
We and the selling shareholders may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Direct Sales
We and the selling shareholders may sell the securities directly to institutional investors or others.  A prospectus supplement will describe the terms of any sale of securities we are offering hereunder.
To Underwriters
The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices.  Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent.
Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.
Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase securities or any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased.
Through Agents and Dealers
We and the selling shareholders will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in a prospectus supplement.  Unless we indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.
If a dealer is utilized in the sale of the securities being offered pursuant to this prospectus, the securities will be sold to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
Delayed Delivery Contracts
If we so specify in the applicable prospectus supplement, underwriters, dealers and agents will be authorized to solicit offers by certain institutions to purchase securities pursuant to contracts providing for payment and delivery on future dates.  Such contracts will be subject to only those conditions set forth in the applicable prospectus supplement.
The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts.  We will set forth in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.
GENERAL INFORMATION
Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act.  We and the selling shareholders may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.
Unless we indicate differently in a prospectus supplement, we will not list the securities on any securities exchange, other than shares of our Common Stock and Class A Common Stock.  The securities, except for our Common Stock and Class A Common Stock, will be a new issue of securities with no established trading market.  Any underwriters that purchase securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  We make no assurance as to the liquidity of or the trading markets for any securities.
The filing of the registration statement in which this prospectus is included does not preclude us from issuing securities in a transaction that is exempt from the registration provisions of the securities laws.
LEGAL MATTERS
Certain legal matters relating to the offering will be passed upon for us and the selling shareholders by Akerman Senterfitt, Miami, Florida.
EXPERTS
The consolidated financial statements, and the related consolidated financial statement schedule, incorporated in this Prospectus by reference from HEICO Corporation's Annual Report on Form 10-K for the fiscal year ended October 31, 2012 and the effectiveness of HEICO Corporation's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.  Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and special reports and other information with the SEC. You may read and copy these reports and other information at the Public Reference Room maintained by the SEC at 100 F Street, N.E. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. In addition, you may read our SEC filings over the Internet at the SEC’s website at www.sec.gov.
Our website is www.heico.com.  We make available free of charge through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.  The information contained on, connected to or that can be accessed via our website is not part of this prospectus.
We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act to register with the SEC the securities described herein. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information about us and our securities, you should refer to the registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to provide information about our business and other important information to you by “incorporating by reference” the information we file with the SEC, which means that we can disclose the information to you by referring in this prospectus to the documents we file with the SEC. Under the SEC’s regulations, any statement contained in a document incorporated by reference in this prospectus is automatically updated and superseded by any information contained in this prospectus, or in any subsequently filed document of the types described below.
We incorporate into this prospectus by reference the following documents filed by us with the SEC, each of which should be considered an important part of this prospectus:

a)
Our Annual Report on Form 10-K for the year ended October 31, 2012, filed with the SEC on December 20, 2012, and the portions of the Company's proxy statement on Schedule 14A for the Company's Annual Meeting of Shareholders filed with the SEC on February 15, 2013 that are incorporated therein;

b)	Our Quarterly Report on Form 10-Q for the period ended January 31, 2013, filed with the SEC on February 22, 2013;

c)	Our Current Reports on Form 8-K, filed with the SEC on December 14, 2012 and March 26, 2013;

d)	The description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on April 28, 1993, as amended January 27, 1999;

e)	The description of our Class A Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on April 8, 1998, as amended January 27, 1999; and

f)
The description of our (i) Rights to Purchase Series B Junior Participating Preferred Stock and (ii) Rights to Purchase Series C Junior Participating Preferred Stock contained in our Registration Statement on Form 8-A, filed November 4, 2003.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
We will provide to you, upon request, a copy of each of our filings at no cost. Please make your request by writing or telephoning us at the following address or telephone number:
HEICO Corporation
3000 Taft Street
Hollywood, Florida 33021
Tel: (954) 987-4000

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.  Other Expenses of Issuance and Distribution.
The following table sets forth all expenses in connection with the issuance and distribution of the securities being registered.  All amounts shown are estimates, except for the SEC registration fee:

SEC registration fee	$*
Legal fees and expenses	$**
Accounting fees and expenses	$**
Printing, engraving and mailing expenses	$**
Miscellaneous	$**

Total	$**

*	The Registrant is deferring payment of the registration fee in reliance of Rule 456(b) and Rule 457(r) under the Securities Act.

**	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15.  Indemnification of Directors and Officers.
We have authority under Section 607.0850 of the Florida Business Corporation Act to indemnify our directors and officers to the extent provided in such statute.  Our Articles of Incorporation provide that we may indemnify our executive officers and directors to the fullest extent permitted by law either now or hereafter.  We have entered or will enter into an agreement with each of our directors and some of our officers wherein we have agreed or will agree to indemnify each of them to the fullest extent permitted by law.
The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law.  In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; and (d) willful misconduct or a conscious disregard for our best interests in a proceeding by or in our right to procure a judgment in our favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws.

Item 16. Exhibits.

EXHIBIT NO	DESCRIPTION

4.1	Form of Indenture.

4.2	Form of Note.*

4.3	Form of Deposit Agreement and Depositary Receipt.*

4.4	Form of Common Stock Warrant Agreement and Warrant Certificate.*

4.5	Form of Class A Common Stock Warrant Agreement and Warrant Certificate.*

4.6	Form of Preferred Stock Warrant Agreement and Warrant Certificate.*

4.7	Form of Debt Securities Warrant Agreement and Warrant Certificate.*

4.8	Form of Unit.*

4.9	Form of Unit Agreement.*

5.1	Opinion of Akerman Senterfitt.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Akerman Senterfitt (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on signature page of this Registration Statement).

25.1	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939.*

*	To be filed by post-effective amendment, as applicable, or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 17.  Undertakings.
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided , however , That:
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided , however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant  pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)     The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(e)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on May 3, 2013.
HEICO CORPORATION

a	a

		By:	/s/ CARLOS L. MACAU, JR.
Carlos L. Macau, Jr. Executive Vice President and Chief Financial Officer (Principal Financial Officer)

		By:	/s/ STEVEN M. WALKER
Steven M. Walker Chief Accounting Officer and Assistant Treasurer (Principal Accounting Officer)
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carlos L. Macau, Jr. and Joseph W. Pallot, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LAURANS A. MENDELSON	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 3, 2013
Laurans A. Mendelson

/s/ ADOLFO HENRIQUES	Director	May 3, 2013
Adolfo Henriques

Director
Samuel L. Higginbottom

/s/ MARK H. HILDEBRANDT	Director	May 3, 2013
Mark H. Hildebrandt

/s/ WOLFGANG MAYRHUBER	Director	May 3, 2013
Wolfgang Mayrhuber

/s/ ERIC A. MENDELSON	Co-President and Director	May 3, 2013
Eric A. Mendelson

/s/ VICTOR H. MENDELSON	Co-President and Director	May 3, 2013
Victor H. Mendelson

/s/ ALAN SCHRIESHEIM	Director	May 3, 2013
Alan Schriesheim

/s/ FRANK J. SCHWITTER	Director	May 3, 2013
Frank J. Schwitter

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Indenture.

5.1	Opinion of Akerman Senterfitt.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Akerman Senterfitt (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on signature page of this Registration Statement).